Exhibit 3.2
HAMPSHIRE GROUP, LIMITED
Incorporated Under the Laws of the State of Delaware
AMENDED AND RESTATED BYLAWS
ARTICLE I
OFFICES
The registered office of the Corporation in Delaware shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, in the State of Delaware, and The Corporation Trust Company shall be the resident agent of this Corporation in charge thereof. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
Section 1. Annual Meeting: The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held at such time and place as may be designated by the Board of Directors, and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided in these Bylaws, by statute or the Certificate of Incorporation.
Section 2. Special Meetings: Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors, or by the President, and shall be called by the President at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.
Section 3. Notice of Meetings: Written notice of the time and place of any stockholder’s meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.
Section 4. Quorum: Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.

Section 5. Adjournment of Meetings: If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote, without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority note of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.
Section 6. Voting List: The Secretary shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.
Section 7. Voting: Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in his name on the record of stockholders. Except as otherwise provided by law, at all meetings of stockholders all matters, other than the election of directors, shall be determined by a majority vote of the stockholders present in person or represented by proxy at the meeting and entitled to vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All voting shall be by ballot.
Section 8. Record Date of Stockholders:
(i) The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date is fixed as aforesaid.

(ii) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 8(ii)). If no record date for determining the stockholders entitled to consent to corporate action in writing without a meeting has been fixed by the Board of Directors within ten (10) days after the date on which such a request has been received, such record date, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporation action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
Section 9. Action Without Meeting: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
Section 10. Conduct of Meetings: The Chairman of the Board of Directors or, in his absence the President or any Vice-President designated by the Chairman of the Board, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

Section 11. Notice of Stockholder Business at Annual Meeting.
(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in paragraph (ii) of this Section 11 and at the time of the annual meeting, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (ii) of this Section 11. For the avoidance of doubt, clause (c) above shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 or any successor thereto under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) before any meeting of the stockholders.
(ii) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (i) of this Section 11, (a) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal place of business, (b) any such business must be a proper matter for stockholder action under Delaware law, (c) if the stockholder has provided the Corporation with a Proposal Solicitation Statement (as defined below), (x) the stockholder, (y) the beneficial owner, if any, on whose behalf the proposal is made, or (z) any person or entity that is an “affiliate” or “associate” of such record stockholder or beneficial stockholder (as such terms are defined pursuant to Rule 12b-2 or any successor thereto under the Exchange Act) (any such person or entity described in clauses (y) and (z), above, being a “Stockholder Associated Person”) must have delivered a proxy statement and form of proxy to holders of at least the percentage of voting power of all the shares of capital stock of the Corporation required under applicable law to carry such proposal and must have included the Proposal Solicitation Statement in such materials, and (d) if no Proposal Solicitation Statement relating thereto has been timely provided pursuant to this Section 11, the stockholder proposing such business and any Stockholder Associated Persons must not have solicited a number of proxies sufficient to have required the delivery of such a Proposal Solicitation Statement under this Section 11. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, or in the event no annual meeting was held the prior year, notice by the stockholder to be timely must be received no later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. A stockholder’s notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for proposing that business at the annual meeting, (2) with respect to such stockholder and each Stockholder Associated Person of such stockholder (other than a Stockholder Associated Person for which each of clauses (3), (4), (5), and (6) below is inapplicable), that stockholder’s and each such Stockholder Associated Person’s name and address as they appear on the records of the Corporation (if they appear on the records of the Corporation), business address and telephone number, residence address and telephone number,

(3) the number of shares of each class of capital stock of the Corporation beneficially owned and owned of record by the stockholder and each Stockholder Associated Person that owns any such shares, (4) any derivative positions held or beneficially held by the stockholder and/or any Stockholder Associated Person with respect to any shares of capital stock of the Corporation, and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect of which is to increase or decrease the voting power of such stockholder and/or any Stockholder Associated Person with respect to the Corporation’s securities, (5) any material interest of the stockholder and/or any Stockholder Associated Person in the proposed business, (6) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (7) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the annual meeting, and (8) a statement whether or not such stockholder and/or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal (an affirmative statement as to delivery of a proxy statement and form of proxy to such requisite percentage constituting a “Proposal Solicitation Statement”).
(iii) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 11. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 11 shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Exchange Act, and the rules and regulations thereunder. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 or any successor thereto under the Exchange Act.
Section 12. Nomination of Director Candidates.
(i) Nominations of persons for election to the Board of Directors at a meeting of stockholders may only be made (a) by or at the direction of the Board of Directors or a committee thereof or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 12 and at the time of such meeting of stockholders, who shall be entitled to vote for the election of the director so nominated and who complies with the notice procedures set forth in this Section 12.

(ii) For nominations by stockholders to be properly brought before a meeting of stockholders, (a) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal place of business, (b) if the stockholder has provided the Corporation with a Nomination Solicitation Statement (as defined below), such stockholder and any Stockholder Associated Person must have delivered a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such stockholder and Stockholder Associated Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and must have included the Nomination Solicitation Statement in such materials, and (c) if no Nomination Solicitation Statement relating thereto has been timely provided pursuant to this Section 12, the stockholder making such nomination and any Stockholder Associated Person must not have solicited a number of proxies sufficient to have required the delivery of such a Nomination Solicitation Statement under this Section 12. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, or in the event no annual meeting was held the prior year, notice by the stockholder to be timely must be received no later than the close of business on the later of (y) the 90th day prior to such annual meeting or (z) the tenth (10th) day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. Such notice shall set forth (a) as to each nominee for election or reelection as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or that otherwise would be required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to serving as a director if elected and, if applicable, to being named in the proxy statement as a nominee), and (b) as to the stockholder giving the notice and each Stockholder Associated Person of such stockholder (other than a Stockholder Associated Person for which each of clauses (2), (3) and (4) below is inapplicable), (1) that stockholder’s and each such Stockholder Associated Person’s name and address as they appear on the records of the Corporation (if they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, (2) the class and number of shares of the Corporation which are beneficially owned and owned of record by such stockholder and each such Stockholder Associated Person that owns any such shares, (3) any derivative positions held or beneficially held by such stockholder and/or any Stockholder Associated Person with respect to any capital shares of the Corporation, and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect of which is to increase or decrease the voting power of such stockholder and/or any Stockholder Associated Person with respect to the Corporation’s securities, (4) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice (6) any other information relating to such stockholder and each such Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election or reelection of directors pursuant to Regulation 14A under the Exchange Act and (7) a statement whether or not such stockholder and/or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such stockholder and Stockholder Associated Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (an affirmative statement as to delivery of a proxy statement and form of proxy to such percentage believed to be sufficient constituting a “Nomination Solicitation Statement”).

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.
(iii) Notwithstanding anything in this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 90 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement of the meeting date was made.
(iv) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. The election of any director in violation of this Section 12 shall be void and of no force or effect. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.
ARTICLE III
DIRECTORS
Section 1. Number and Qualifications: The directors shall initially be four in number, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board. The directors need not be stockholders.
Section 2. Election of Directors: The directors shall be elected by the stockholders at the annual meeting of stockholders. If the election of directors shall not be held on the day designated by the Bylaws, the directors shall cause the same to be held as soon thereafter as may be convenient.

Section 3. Duration of Office: The directors chosen at any annual meeting shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualify.
Section 4. Removal and Resignation of Directors: Any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.
Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.
Section 5. Filling of Vacancies: Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office prior to such increase.
Any person elected to full a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualifies.
Section 6. Regular Meetings: The Board of directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.
Section 7. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the President or by any two directors at any time.
Section 8. Notice and Place of Meetings: Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of directors shall be required if held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 9. Business Transacted at Meetings, etc.: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.
Section 10. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.
Section 11. Meetings Through Use of Communications Equipment: Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these by-laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.
Section 12. Quorum: A majority of the Board of Directors at any time in office, shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is required by law or by the Certificate of Incorporation or by these by-laws. The members of the Board shall act only as the Board and the individual members thereof shall not have any powers as such.
Section 13. Compensation: The directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.
Section 14. Liability: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:
(i) shall have breached his duty of loyalty to the Corporation or its stockholders;
(ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

(iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law;
(iv) shall have derived an improper personal benefit; or
(v) shall have paid dividends or approved stock purchases or redemptions that are unlawful under Delaware law.
ARTICLE IV
COMMITTEES
Section 1. Executive Committee: The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware Corporation Law, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.
Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors.
Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee.
Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board of Directors.
Section 2. Other Committees: Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.
Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.
Section 3. Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.
Section 4. Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 5. Record of Proceedings, etc.: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.
Section 6. Organization, Meetings, Notices, etc.: A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable, or delivered personally or by telephone not later than 24 hours prior to the time at which the meeting is to be held.
Section 7. Compensation: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.
ARTICLE V
OFFICERS
Section 1. Number: The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.
Section 2. Election, Term of Office and Qualifications: The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. The Chairman of the Board of Directors shall be a director of the Corporation, and should the Chairman of the Board of Directors cease to be a director, he shall ipso facto cease to be such officer. Except as otherwise provided by law, any number of offices may be held by the same person.
Section 3. Other Officers: Other officers, including, but not limited to, one or more additional vice presidents, assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.
Section 4. Removal of Officers: Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.
Section 5. Resignation: Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.
Section 7. Compensation: The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.
Section 8. Chairman of the Board of Directors: The Chairman of the Board of Directors shall be a director and shall preside at all meetings of the Board of Directors at which he shall be present, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors. He shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. The Chairman of the Board of Directors shall, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President, and shall have the power to execute documents in the name of and on behalf of the Corporation.
Section 9. President: The President shall, when present, preside at all meetings of the stockholders, and, in the absence of the Chairman of the Board of Directors, at meetings of the Board of Directors. He shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.
Section 10. Vice-Presidents: The Vice-Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice-Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.
Section 11. Secretary: The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these by-laws.
Section 12. Treasurer: The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board of Directors.

ARTICLE VI
CAPITAL STOCK
Section 1. Issue of Certificates of Stock: Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issuance and shall be signed by the Chairman of the Board of Directors, the President or one of the Vice Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.
Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the date of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment of power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.
The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.
Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

ARTICLE VII
DIVIDENDS, SURPLUS, ETC.
Section 1. General Discretion of Directors: The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any, if any, part of the surplus or net profits of the Corporation shall be declared in dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
Section 1. Fiscal Year: The fiscal year of the Corporation shall commence on the first day of January and end on the thirty-first day of December.
Section 2. Corporate Seal: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 3. Notices: Except as otherwise expressly provided any notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed post-paid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, telegraphed or cabled.
Section 4. Waiver of Notice: Any stockholder or director may at any time, by writing or by telegraph or by cable, waive any notice required to be given under these By-laws, and if any stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.
Section 5. Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner, as shall from time to time be designated by resolution of the Board of Directors.
Section 6. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

Section 7. Voting Stock of Other Corporations: Except as otherwise ordered by the Board of Directors or the Executive Committee, the President or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any Corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.
Section 8. Indemnification of Officers and Directors: The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any Corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.
ARTICLE IX
AMENDMENTS
The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-laws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any By-laws made by the Board of Directors, and to enact By-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.
DATED: August 13, 2008